Exhibit 10.32

FIRST AMENDMENT TO

MEMORANDUM OF UNDERSTANDING

REGARDING EMPLOYMENT

This First Amendment to Memorandum of Understanding regarding Employment is entered into as of July 31, 2003, by and between Catellus Development Corporation, a Delaware corporation (the “Company”), and Timothy J. Beaudin (the “Executive”).

RECITALS

A. The Company and the Executive entered into a Memorandum of Understanding regarding Employment, dated February 7, 2001 (the “Memorandum”).

B. The Company and the Executive desire to amend the first sentence of Section 4.2 of the Memorandum to clarify their intent that the special bonus payment specified therein be payable when otherwise due so long as clause (i) of that sentence continues to apply and, prior to such bonus due date, the Executive has repaid the Relocation Loan in full, notwithstanding that, on or before such bonus due date, the Executive has sold Common Stock of the Company that was acquired other than pursuant to the exercise of an option which was scheduled to expire by its terms within one year of the date of exercise.

NOW, THEREFORE, the Company and the Executive hereby agree as follows:

1.	Capitalized Terms. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Memorandum.

2.	Special Bonuses. The first sentence of Section 4.2 of the Memorandum is hereby amended to read in full as follows:

In addition, you shall receive a special bonus in an amount equal to $166,667 on each of April 6, 2002, April 6, 2003, and April 6, 2004, but only if (i) you have remained continuously employed by the Company throughout the period beginning on the date of this Memorandum and ending on the date the special bonus payment is otherwise due, and (ii) either (A) you have not sold any Common Stock of the Company on or before the date the special bonus payment is otherwise due unless that stock was acquired pursuant to the exercise of an option that was scheduled to expire by its terms within one year of the date of exercise or (B) you have repaid the Relocation Loan in full prior to the date the special bonus is otherwise due.

3.	Effect of Amendment. Except as expressly amended hereby, all the terms and conditions of the Memorandum shall remain in full force and effect.

IN WITNESS WHEREOF, the Company and the Executive have executed this First Amendment to Memorandum of Understanding regarding Employment as of the date first above written.

COMPANY: CATELLUS DEVELOPMENT CORPORATION		EXECUTIVE:

By:	/s/ NELSON C. RISING	/s/ TIMOTHY J. BEAUDIN
	Nelson C. Rising Chairman of the Board and Chief Executive Officer	Timothy J. Beaudin